Exhibit 99.1

LiveOne (Nasdaq: LVO) Reports H1 Fiscal 2027 Revenue of $37.3M and Audio Division Revenue of $36.3M with Over $7.8M Adjusted EBITDA*

LOS ANGELES, CA, November 12, 2026 -- LiveOne (Nasdaq: LVO), an award-winning, creator-first music, entertainment, and technology platform, announced today its financial results for the second quarter (“Q2 Fiscal 2027”) and six months (“H1 Fiscal 2027”) ended September 30, 2026 of its fiscal year ending March 31, 2027 (“Fiscal 2027”). LiveOne will host a conference call and webcast today, November 12, 2026, at 9:00 AM Eastern Time.

Financial Highlights

●	Q2 Fiscal 2027 Revenue: $18.0M

●	Q2 Fiscal 2027 Adjusted EBITDA*: $(0.7)M

●	H1 Fiscal 2027 Revenue: $37.3M

●	H1 Fiscal 2027 Adjusted EBITDA*: $3.6M

●	Audio Division Q2 Fiscal 2027 Revenue: $17.6M, and Adjusted EBITDA* of $1.5M

●	Revises Fiscal 2027 guidance to $70–$75 Million in revenue and $10 million+ in Adjusted EBITDA*, reflecting updated launch timelines from its B2B partners

●	Issues first-time Fiscal 2028 guidance of $100 Million+ in revenue as LiveOne anticipates launching the largest partnership in its history

●	PodcastOne posted record H1 Fiscal 2027 revenue of $31.5M and record Adjusted EBITDA* of $3.0M

●	LiveOne has extinguished $25M in debt and other liabilities since February 2026 and reduced its senior debt balance to $9M

Operational Highlights

●	Slacker Radio Signs Five-Year Partnership with Groove Technology Solutions

●	PodcastOne recently ranked #6 on Podtrac

●	Accelerating AI initiatives across all subsidiaries

●	Expanding M&A pipeline and strategic acquisition opportunities across all subsidiaries

LiveOne’s CEO and Chairman, Robert Ellin, stated, “The Company is now fully positioned to finish its fiscal year strong and prepared for anticipated substantial growth next year.”

Q2 Fiscal 2027 Earnings Conference Call and Webcast

Date:	Thursday, November 12, 2026
Time:	9:00 am ET (6:00 am PT)
Webcast Link:	https://events.q4inc.com/attendee/685425699
Dial-in:	(833) 461-5787
International Dial-in:	+44 808 196 8935
Meeting ID:	685 425 699

Q2 Fiscal 2027 vs Q2 Fiscal 2026 and H1 Fiscal 2027 vs H1 Fiscal 2026 Results Summary (in $000’s, except per share; unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2026	2025	2026	2025

Revenue	$17,966	$18,762	$37,316	$37,969
Operating loss	$(4,394)	$(4,569)	$(8,070)	$(8,602)
Total other income (expense)	$(1,206)	$(1,096)	$(620)	$(927)
Net loss	$(5,605)	$(5,705)	$(8,703)	$(9,569)
Adjusted EBITDA*	$(719)	$(1,018)	$3,594	$(2,829)
Net loss per share basic and diluted	$(0.37)	$(0.52)	$(0.59)	$(0.98)

Q2 Fiscal 2027 Results Summary Discussion

For Q2 Fiscal 2027, LiveOne posted revenue of $18.0 million versus $18.8 million in the same period in the prior year, driven primarily by a decrease in Slacker revenue.

Q2 Fiscal 2027 Operating Loss was ($4.4) million compared to a ($4.6) million Operating Loss in the second quarter ended September 30, 2025 (“Q2 Fiscal 2026”). The $0.2 million improvement in Operating Loss was largely a result of increased margins from Slacker.

Q2 Fiscal 2027 Adjusted EBITDA* was $(0.7) million, as compared to Q2 Fiscal 2026 Adjusted EBITDA* of ($1.0) million, an increase of $0.3 million. Q2 Fiscal 2027 Adjusted EBITDA* was comprised of Audio Division Adjusted EBITDA* of $1.5 million, Other Operations Adjusted EBITDA* of ($0.3) million and Corporate Adjusted EBITDA* of ($1.9) million.

About LiveOne

Headquartered in Los Angeles, CA, LiveOne (Nasdaq: LVO) is an award-winning, creator-first, music, entertainment, and technology platform focused on delivering premium experiences and content worldwide and live and virtual events. LiveOne’s subsidiaries include Slacker, PodcastOne (Nasdaq: PODC), PPVOne, Custom Personalization Solutions, LiveXLive and DayOne Music Publishing. LiveOne is available on iOS, Android, Roku, Apple TV, Spotify, Samsung, Amazon Fire, Android TV, and through STIRR’s OTT applications. For more information, visit liveone.com and follow us on Facebook, Instagram, TikTok, YouTube and Twitter at @liveone. For more investor information, please visit ir.liveone.com.

Forward-Looking Statements

All statements other than statements of historical facts contained in this press release are “forward-looking statements,” which may often, but not always, be identified by the use of such words as “may,” “might,” “will,” “will likely result,” “would,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “could,” “believe,” “seek,” “continue,” “contemplate,” “predict,” “potential,” “target” or the negative of such terms or other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements, including: LiveOne’s reliance on its largest OEM customer for a substantial percentage of its revenue; LiveOne’s ability to consummate any proposed financing, acquisition, spin-out, special dividend, merger, distribution or transaction, the timing of the consummation of any such proposed event, including the risks that a condition to the consummation of any such event would not be satisfied within the expected timeframe or at all, or that the consummation of any proposed financing, acquisition, spin-out, merger, special dividend, distribution or transaction will not occur or whether any such event will enhance stockholder value; LiveOne’s ability to continue as a going concern; LiveOne’s ability to attract, maintain and increase the number of its users and paid members; LiveOne identifying, acquiring, securing and developing content; LiveOne’s intent to repurchase shares of its and/or PodcastOne’s common stock from time to time under LiveOne’s stock repurchase program and the timing, price, and quantity of repurchases, if any, under the program; LiveOne’s ability to maintain compliance with certain financial and other covenants under its senior secured debentures and potential effects on PodcastOne of LiveOne’s non-compliance; LiveOne successfully implementing its growth strategy, including relating to its technology platforms and applications; management’s relationships with industry stakeholders; LiveOne’s ability to repay its indebtedness when due; LiveOne’s subsidiaries, including PodcastOne, obligations under LiveOne’s senior secured debentures as a result of such subsidiaries, including PodcastOne, having entered into a Subsidiary Guarantee and related Security Agreement with the holders of such debentures, which debentures are secured by all of the assets of LiveOne, PodcastOne and their respective subsidiaries; LiveOne’s ability to satisfy the conditions for closing on its announced additional convertible debentures financing; uncertain and unfavorable outcomes in legal proceedings and/or LiveOne’s and/or PodcastOne’s ability to pay any amounts due in connection with any such legal proceedings; significant legal, commercial, regulatory and technical uncertainty; changes in economic conditions; competition; risks and uncertainties applicable to the businesses of LiveOne’s subsidiaries; and other risks, uncertainties and factors including, but not limited to, those described in LiveOne’s Annual Report on Form 10-K for the fiscal year ended March 31, 2026, filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 29, 2026, Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed with the SEC on August 14, 2026, and in LiveOne’s other filings and submissions with the SEC. These forward-looking statements speak only as of the date hereof, and LiveOne disclaims any obligation to update these statements, except as may be required by law. LiveOne intends that all forward-looking statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.

Use of Non-GAAP Financial Measures*

To supplement our consolidated financial statements, which are prepared and presented in accordance with the accounting principles generally accepted in the United States of America (“GAAP”), we present Contribution Margin (Loss) and Adjusted Earnings Before Interest Tax Depreciation and Amortization (“Adjusted EBITDA”), which are non-GAAP financial measures, as measures of our performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, or as a substitute for, or superior to, operating loss and or net income (loss) or any other performance measures derived in accordance with GAAP or as an alternative to net cash provided by operating activities or any other measures of our cash flows or liquidity.

We use Contribution Margin (Loss) and Adjusted EBITDA to evaluate the performance of our operating segments. We believe that information about these non-GAAP financial measures assists investors by allowing them to evaluate changes in the operating results of our business separate from non-operational factors that affect operating income (loss) and net income (loss), thus providing insights into both operations and the other factors that affect reported results. Adjusted EBITDA is not calculated or presented in accordance with GAAP. A limitation of the use of Adjusted EBITDA as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in our business. Accordingly, Adjusted EBITDA should be considered in addition to, and not as a substitute for operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, Adjusted EBITDA as presented herein may not be comparable to similarly titled measures of other companies.

Contribution Margin (Loss) is defined as Revenue less Cost of Sales before (a) Cost of Sales share-based compensation expense, (b) depreciation, and (c) amortization of developed technology. Adjusted EBITDA is defined as earnings before interest, other (income) expense, income tax expense, depreciation and amortization and before (a) non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs, (b) legal, accounting and other professional fees directly attributable to acquisition activity, (c) employee severance payments and third party professional fees directly attributable to acquisition or corporate realignment activities, (d) certain non-recurring expenses associated with legal settlements or reserves for legal settlements in the period that pertain to historical matters that existed at acquired companies prior to their purchase date and a one-time minimum guarantee to effectively terminate a live events distribution agreement post COVID-19, and (e) certain stock-based compensation expense. Management does not consider these costs to be indicative of our core operating results.

With respect to projected quarter, six-month and full Fiscal 2027 Adjusted EBITDA, a quantitative reconciliation is not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to purchase accounting adjustments, acquisition-related charges and legal settlement reserves excluded from Adjusted EBITDA. We expect that the variability of these items to have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

For more information on these non-GAAP financial measures, please see the tables entitled “Reconciliation of Non-GAAP Measure to GAAP Measure” included at the end of this release.

LiveOne Press Contact:

press@liveone.com

LiveOne Investor Relations Contact:

IR@liveone.com

Follow LiveOne on social media: Facebook, Instagram, TikTok, YouTube, and X at @liveone.

Financial Information

The tables below present financial results for the three and six months ended September 30, 2026 and 2025.

LiveOne, Inc.
Consolidated Statements of Operations (Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2026	2025	2026	2025

Revenue:	$17,966	$18,762	$37,316	$37,969

Operating expenses:
Cost of sales	15,480	16,166	30,890	32,991
Sales and marketing	908	870	1,832	2,131
Product development	890	442	1,864	1,376
General and administrative	4,986	5,707	10,525	9,782
Amortization of intangible assets	96	146	275	291
Total operating expenses	22,360	23,331	45,386	46,571
Loss from operations	(4,394)	(4,569)	(8,070)	(8,602)

Other income (expense):
Interest expense, net	(1,620)	(1,003)	(2,252)	(1,690)
Change in fair value of digital assets	-	79	(35)	79
Other income (expense)	414	(172)	1,667	684
Total other income (expense), net	(1,206)	(1,096)	(620)	(927)

Loss before provision for income taxes	(5,600)	(5,665)	(8,690)	(9,529)

Provision for income taxes	5	40	13	40
Net loss	(5,605)	(5,705)	(8,703)	(9,569)
Net loss attributable to non-controlling interest	(769)	(163)	(1,275)	(434)
Net loss attributed to LiveOne	$(4,836)	$(5,542)	$(7,428)	$(9,135)

Net loss per share – basic and diluted*	$(0.37)	$(0.52)	$(0.59)	$(0.98)
Weighted average common shares – basic and diluted*	13,745,268	11,170,612	13,517,646	10,048,453

LiveOne, Inc.
Consolidated Balance Sheets (Unaudited)
(In thousands)

	September 30,	March 31,
	2026	2026
		(Audited)
Assets
Current Assets
Cash and cash equivalents	$7,483	$5,353
Restricted cash	30	30
Accounts receivable, net	8,435	8,437
Inventories	656	685
Prepaid expense and other current assets	3,407	2,273
Total Current Assets	20,011	16,778
Property and equipment, net	3,157	3,297
Goodwill	21,712	21,712
Intangible assets, net	1,641	1,916
Intangible digital assets	-	2,943
Other assets	177	229
Total Assets	$46,698	$46,875

Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities
Accounts payable and accrued liabilities	$32,859	$27,719
Accrued royalties	1,910	3,475
Notes payable, current portion	-	-
Convertible note, current portion	13,693	2,900
Deferred revenue	897	1,789
Senior secured line of credit	-	-
Total Current Liabilities	49,359	35,883
Notes payable, net	149	149
Lease liabilities, noncurrent	134	134
Convertible note, noncurrent	-	11,689
Other long-term liabilities	5,591	11,351
Deferred income taxes	61	61
Total Liabilities	55,294	59,267

Commitments and Contingencies (Note 14)

Stockholders’ Equity (Deficit)
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 8,695 and 8,438 shares issued and outstanding as of December 31, 2023 and March 31, 2023, respectively	8,960	8,438
Common stock, $0.001 par value; 500,000,000 shares authorized; 13,853,682 and 12,386,350 shares issued and outstanding as of September 30, 2025 and March 31, 2025, net of treasury shares, respectively*	13	12
Additional paid in capital*	269,809	259,122
Treasury stock*	(849)	(849)
Accumulated deficit	(295,220)	(287,270)
Total LiveOne Stockholders’ Deficit	(17,287)	(20,547)
Non-controlling interest	8,691	8,155
Total stockholders’ deficit	(8,596)	(12,392)
Total Liabilities and Stockholders’ Deficit	$46,698	$46,875

LiveOne, Inc.
Reconciliation of Non-GAAP Measure to GAAP Measure
Adjusted EBITDA* Reconciliation (Unaudited)
(In thousands)

					Non-
			Stock-Based	Stock-Based	Recurring
	Net	Depreciation	Compensation	Compensation	Acquisition and	Other	(Benefit)
	Income	and	Employees	Third-Party	Realignment	(Income)	Provision	Adjusted
	(Loss)*	Amortization*	& Directors*	Service *	Costs(1)*	Expense(2)*	for Taxes*	EBITDA*
Three Months Ended September 30, 2026
Operations – PodcastOne	$(479)	$80	$221	$1,510	$45	$-	$-	$1,377
Operations – Slacker	(1,599)	792	-	350	-	551	-	94
Operations – Other	(144)	(85)	12	-	-	-	-	(217)
Corporate	(3,383)	-	114	623	13	655	5	(1,973)
Total	$(5,605)	$787	$347	$2,483	$58	$1,206	$5	$(719)

Three Months Ended September 30, 2025
Operations – PodcastOne	$(975)	$131	$1,930	$-	$-	$-	$-	$1,086
Operations – Slacker	(716)	29	(29)	-	2	317	-	(397)
Operations – Other	(1,035)	63	572	-	35	101	-	(264)
Corporate	(2,979)	-	(310)	-	1,128	678	40	(1,443)
Total	$(5,705)	$223	$2,163	$-	$1,165	$1,096	$40	$(1,018)

					Non-
			Stock-Based	Stock-Based	Recurring
	Net	Depreciation	Compensation	Compensation	Acquisition and	Other	(Benefit)
	Income	and	Employees	Third-Party	Realignment	(Income)	Provision	Adjusted
	(Loss)*	Amortization*	& Directors*	Service *	Costs(1)*	Expense(2)*	for Taxes*	EBITDA*
Six Months Ended September 30, 2026
Operations – PodcastOne	$(2,036)	$244	$285	$4,342	$118	$-	$-	$2,953
Operations – Slacker	24	1,596	16	4,007	-	(838)	-	4,805
Operations - Other	(614)	(37)	28	9	-	7	-	(607)
Corporate	(6,077)	-	182	335	539	1,451	13	(3,557)
Total	$(8,703)	$1,803	$511	$8,693	$657	$620	$13	$3,594

Six Months Ended September 30, 2025
Operations – PodcastOne	$(2,029)	$283	$3,395	$-	$17	$-	$-	$1,666
Operations – Slacker	(499)	100	63	-	(8)	(243)	-	(587)
Operations - Other	(2,026)	129	753	-	35	130	-	(979)
Corporate	(5,015)	1	(592)	-	1,597	1,040	40	(2,929)
Total	$(9,569)	$513	$3,619	$-	$1,641	$927	$40	$(2,829)

(1)	Other Non-Operating and Non-Recurring Costs include outside legal, accounting and other professional fees directly attributable to acquisition activity in the period, in addition to certain non-recurring expenses associated with legal settlements or reserves for legal settlements in the period that pertain to historical matters that existed at certain acquired companies prior to their purchase date and non-recurring employee severance payments.

(2)	Other (income) expense above primarily includes interest expense, net and change in fair value of derivative liabilities. These are included in the statement of operations in other income (expense) and are an add back to net loss above in the reconciliation of Adjusted EBITDA* to loss.

LiveOne, Inc.
Reconciliation of Non-GAAP Measure to GAAP Measure

Contribution Margin* Reconciliation (Unaudited)
(In thousands)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2026*	2025*	2026*	2025*

Revenue:	$17,966	$18,762	$37,316	$37,969
Less:
Cost of sales	(15,480)	(16,166)	(30,890)	(32,991)
Amortization of developed technology	(774)	(155)	(1,492)	(367)
Gross Profit	1,712	2,441	4,934	4,611

Add back:
Share-based compensation	1,321	1,107	6,218	2,126
Depreciation	3	3	5	26
Developed technology	774	155	1,492	367
Contribution Margin*	$3,810	$3,706	$12,649	$7,130

*	See the definition of Contribution Margin under “About Non-GAAP Financial Measures” within this release.